                                                                  EXHIBIT 10.3


                                    HCA INC.
                        RESTRICTED STOCK AWARD AGREEMENT


         THIS RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is made and entered into as of the ____ day of May, 2005 (the "Grant Date"), between HCA Inc., a Delaware (the "Company"), and [DIRECTOR], (the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's 2005 Equity Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

         WHEREAS, in accordance with the provisions of an award pursuant to the Plan, the Grantee has elected to receive all or a portion of Grantee's retainers for services as a director of the Company (a "Director") in the form of Restricted Shares;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Restricted Shares.

                  (a) The Company hereby grants to the Grantee an award (the "Award") of [NUMBER] shares of Common Stock of the Company (the "Shares" or the
"Restricted Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

                  (b) The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Section 3 hereof.

         2. Terms and Rights as a Stockholder.

                  (a) Except as provided herein and subject to such other exceptions as may be determined by the Board in its discretion, the "Restricted
Period" for Restricted Shares granted herein shall expire on the second anniversary of the date hereof (as such numbers may be adjusted in accordance with Section 7 hereof.)

                  (b) The Grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:

                           (i) the Grantee shall not be entitled to delivery of the stock certificate for any Shares until the expiration of the Restricted Period as to such Shares;

                           (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such Shares; and

                           (iii) except as otherwise determined by the Board at or after the grant of the Award hereunder or as otherwise set forth herein, all of the Restricted Shares shall be forfeited, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the Grantee continues to serve as a director of the Company for the entire Restricted Period.

                  Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

         3. Termination of Restrictions.

         (a) Upon the termination of the Restricted Period as to any portion of the Restricted Shares, or at such earlier time as may be determined by the Board, all restrictions set forth in this Agreement or in the Plan relating to such portion of the Restricted Shares shall lapse as to such portion of the Restricted Shares, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend, shall be delivered to the Grantee or the Grantee's beneficiary or estate, as the case may be, pursuant to the terms of this Agreement.

         (b) Notwithstanding anything to the contrary, including Section 2(b)(iii) above, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder upon the occurrence of a Change in Control. Moreover, upon the termination of the Grantee's service as a director of the Company due to death or Disability, the Restricted Period shall automatically terminate with respect to the number of Restricted Shares awarded hereunder, but only in proportion to the length of the Director's service as a director during Restricted Period. For purposes of this Agreement, "Disability" means that Director is permanently unable to perform the essential duties of a Director.

         4. Delivery of Shares.

                  (a) As of the date hereof, certificates representing the Restricted Shares shall be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Grantee or Grantee's beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their reversion to the Company as set forth in Section 2(b) hereof.

                  (b) Certificates representing Restricted Shares in respect of which the Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such Restricted Shares lapse.

                  (c) Certificates representing Restricted Shares in respect of which the Restricted Period lapsed upon the Grantee's death shall be delivered to the executors or administrators of the Grantee's estate as soon as practicable following the receipt of proof of the Grantee's death satisfactory to the Company.

                  (d) Each certificate representing Restricted Shares shall bear a legend in substantially the following form:

                  THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE HCA 2005 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED SHARE AWARD AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND HCA INC. (THE "COMPANY"). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

         5. Effect of Lapse of Restrictions. To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement.

         6. No Right to Continued Service. This Agreement shall not be construed as giving Grantee the right to serve as a director of the Company.

         7. Adjustments. In the event of a change in capitalization, a change in corporate structure or any corporate transaction or event described in the Plan, the Board may make such adjustment or substitution (including by substitution of shares of another corporation) as it may determine to be appropriate, in its sole discretion, in the number and class of Shares or other stock or securities represented by this Award. Any such adjustment (or substitution) by the Board shall be made in accordance with the provisions of the Plan and shall be final and binding for all purposes of the Plan and this Agreement.

         8. Amendment to Award. Subject to the restrictions contained in Section 14 of the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

         9. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         10. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         11. Notices. All notices required to be given under this Grant shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

         To the Company:      HCA Inc.
                              One Park Plaza
                              Nashville, TN 37203
                              Attn: Vice President - Compensation

         To the Grantee:      The address then maintained with respect to the
                              Grantee in the Company's records.

         12. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

         13. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

         14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

                  (remainder of page left blank intentionally)

         IN WITNESS WHEREOF, the parties have caused this Restricted Share Award Agreement to be duly executed effective as of the day and year first above written.


                                            HCA Inc.


                                            By: /s/ Jack O. Bovender, Jr.
                                                --------------------------------


                                            Grantee:


                                            ------------------------------------
                                            Please Print

                                            Grantee:


                                            ------------------------------------
                                            Signature